EXHIBIT 10.1

WARRANT PURCHASE AGREEMENT

This WARRANT PURCHASE AGREEMENT (this “Agreement”), dated as of October 10, 2016, is entered into by and among Typenex Co-Investment, LLC, a Utah limited liability company (“Seller”), Redwood Management, LLC, a Florida limited liability company (“Buyer”), and Premier Biomedical, Inc., a Nevada corporation (“Company”), for the purchase by Buyer of certain rights in and to a certain Warrant (as defined) held by Seller.

RECITALS

A. On July 28, 2016, Seller obtained a judgment against Company from the Third Judicial District Court of Salt Lake County, State of Utah, a copy of which is attached hereto as Exhibit A (the “Judgment”).

B. The Judgment was issued in connection with a dispute regarding that certain Warrant to Purchase Shares of Common Stock, dated November 25, 2014, issued by Company in favor of and purchased by Seller, a copy of which is attached hereto as Exhibit B (the “Warrant”).

C. In connection with its collection efforts, Seller also obtained a Writ of Garnishment (the “Writ”) with respect to issuances of Company’s common stock, par value $0.0001 (the “Common Stock”).

D. Upon the terms and conditions set forth in this Agreement, Seller proposes to sell, transfer and assign to Buyer, and Buyer agrees to purchase from Seller, all of Seller’s rights under the Warrant for the consideration set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

As used in this Agreement, the following terms have the meanings indicated:

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York are authorized or required by law or executive order to close.

“Governmental Authority” means any federal, state, municipal, local, foreign or other judicial, administrative, legislative or regulatory agency, department or commission, tribunal, arbitration panel, commission or other governmental or quasi governmental authority, paristatal agency or dispute-resolving body of competent jurisdiction or other similar entity (including any branch, department or official thereof).

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“Lien” means any mortgage, title defect or objection, judgment, claim, charge, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or preference, priority, right or other security interest or preferential arrangement of any kind or nature whatsoever.

“Orders” means any judgment, injunction, writ, award, decree or order of any nature.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Purchase Price” means $300,000.00, payable in accordance with the terms of this Agreement.

“Requirement of Law” means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

ARTICLE II

PURCHASE OF THE WARRANT

2.1 Purchase and Sale of the Warrant. Subject to the terms and conditions set forth herein, Seller agrees to sell, transfer and assign to Buyer, and Buyer agrees to purchase from Seller, all of Seller’s right, title and interest in and to the Warrant for the Purchase Price. The Purchase Price shall be paid to Seller as follows: (i) $75,000.00 upon execution of this Agreement; (ii) $75,000 on October 17, 2016; (iii) $75,000 on October 24, 2016; and (iv) $75,000 on October 31, 2016 (such period of time set forth in clauses (ii)-(iv), shall herein be referred to as the “Payment Period”). Notwithstanding the foregoing, Buyer shall have the right to prepay any of the payments described in clauses (ii)-(iv) to Seller at any time without penalty or additional compensation.

2.2 Closing. Subject to Articles VI and VII hereof, the closing of the sale and purchase of the rights to the Warrant (the “Closing”) shall take place upon the date hereof (the “Closing Date”). On the Closing Date, Buyer shall pay to Seller the first portion of the Purchase Price (as described in Section 2.1) by wire transfer of immediately available funds or such other form of payment as shall be mutually agreed upon by Buyer and Seller and Buyer. At Closing, all parties hereto shall execute the Assignment Agreement attached hereto as Exhibit C (the “Assignment”) providing for the assignment by Seller of all of its rights, title, and interests in and to the Warrant to Buyer. Further, to the extent the Warrant is exercisable, Buyer shall not have any rights to exercise any portion of the Warrant until the full Purchase Price has been paid to Seller and ownership of Seller’s rights in and to the Warrant has been transferred to Buyer. At Closing, Seller shall sell, transfer, assign, and deliver the Warrant and the Assignment to the escrow agent chosen by the parties to be held in escrow pursuant to the Escrow Agreement attached hereto as Exhibit D (the “Escrow Agreement”), pending the full payment of the Purchase Price to Seller. By October 17, 2016, Seller will also deliver a Satisfaction of Judgment and Release of Garnishment to the escrow agent to be held in escrow pursuant to the Escrow Agreement. Notwithstanding anything to the contrary contained herein, upon execution of this Agreement, Seller shall not be permitted to exercise any portion of the Warrant while the warrant is being held in escrow.

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2.3 Forbearance. Seller agrees that during the Payment Period, so long as Buyer is not in material breach of this Agreement, and such breach is not cured within the applicable cure period, it will forbear from enforcing the Writ with respect to Buyer and will not seek to prevent Buyer from receiving Common Stock pursuant to conversions of its outstanding convertible debt with Company (the “Forbearance”). To this end, Seller shall deliver to the transfer agent a partial release of garnishment in a form satisfactory to the Company and the Buyer. In the event Buyer fails to make any payment required hereunder after the applicable cure period has run, the Forbearance upon notice, will terminate and Seller shall have the right to enforce the Writ along with any other rights and remedies to which it is entitled under this Agreement, the Judgment, at law or in equity. In the event Buyer fails to make a required payment hereunder, upon receiving written notice from Seller, Buyer shall have three (3) business day to cure such breach.

2.4 Release. Once the full Purchase Price has been paid, Seller acknowledges that it has no other, further, or additional claims against Company, and hereby releases any and all claims against Company.

2.5 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

2.6 Sale and Transfer Taxes. Any taxes and any transfer, recording or similar fees and charges arising out of or in connection with the transfer of the Warrant contemplated by this Agreement shall be borne by Buyer.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer, as of the date of this Agreement and as of the Closing Date, as follows:

3.1 Existence and Power. Seller is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Utah, with the requisite power and authority to enter into this Agreement and perform its obligations hereunder and each other document contemplated hereby to which Seller is or will be a party and to consummate the transactions contemplated hereby and thereby.

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3.2 Authorization; No Contravention. The execution, delivery and performance by Seller of this Agreement and the transactions contemplated hereby and thereby (a) have been duly authorized by all necessary officers or managers of Seller, (b) do not contravene the terms of Seller’s organizational documents, or any amendment thereof, (c) do not materially violate, conflict with or result in any material breach or contravention of, or the creation of any Lien under, any contractual obligation of Seller or any Requirement of Law applicable to Seller, and (d) to the knowledge of Seller, do not materially violate any Orders of any Governmental Authority against, or binding upon, Seller.

3.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Seller, of this Agreement.

3.4 Binding Effect. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

3.5 Warrant. To the knowledge of Seller, the Warrant was duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity) and as enforceability may be limited by the entry of the Judgment. From November 25, 2014, Seller has never sold, hypothecated, transferred, encumbered or otherwise placed a Lien on the Warrant prior to the date hereof. So long as Buyer is not in default of any of its representations and/or obligations hereunder (including without limitation its obligation to pay the Purchase Price), Seller will not, at any time, transfer any part of the Warrant to any Person other than to Buyer pursuant to the terms of this Agreement, and no Person other than Seller or Buyer has any rights in, rights to acquire, or obtain a Lien against the Warrant.

3.6 Judgment. No portion of the Judgment has been repaid by Company since Seller acquired it. Seller has never sold, hypothecated, transferred, encumbered or otherwise placed a Lien on the Judgment prior to the date hereof. So long as Buyer is not in default of any of its representations and/or obligations hereunder (including without limitation its obligation to pay the Purchase Price), Seller will not, at any time, transfer any part of the Judgment to any Person other than to Buyer pursuant to the terms of this Agreement, and no Person other than Seller or Buyer has any rights in, rights to acquire, or obtain a Lien against the Judgment

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3.7 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by any party in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Seller or any action taken by Seller.

3.8 Limitations on Representations and Warranties. Except for the foregoing representations and warranties, this Agreement and the Assignment is made by Seller without recourse, representation or warranty of any nature or kind, express or implied, and Seller specifically disclaims any warranty, guaranty or representation, oral or written, past, present or future with respect to the Warrant, any portion thereof, or any instruments evidencing the same, including, without limitation: (a) the validity, effectiveness or enforceability of the Warrant, any portion thereof, or any instruments evidencing the same as a result of entry of the Judgment; (b) the existence of, or basis for, any claim, counterclaim, defense or offset relating to the Warrant, any portion thereof, or any instruments evidencing the same; and (c) the financial condition of the Company or the ability of the Company to pay or perform its obligations under the Warrant, any portion thereof, or any instruments evidencing the same.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants, as of the date of this Agreement and as of the Closing Date, to Seller as follows:

4.1 Existence and Power. Buyer is a limited liability company, duly organized, validly existing and in good standing under the laws of its state of organization, with the requisite power and authority to enter into this Agreement and perform its obligations hereunder and each other document contemplated hereby to which Buyer is or will be a party and to consummate the transactions contemplated hereby and thereby.

4.2 Authorization; No Contravention. The execution, delivery and performance by Buyer of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary officers, partners, managers or members of Buyer, (b) do not contravene the terms of Buyer’s organizational documents, or any amendment thereof, (c) do not materially violate, conflict with or result in any material breach or contravention of, or the creation of any Lien under, any contractual obligation of Buyer or any Requirement of Law applicable to Buyer, and (d) to the knowledge of Buyer, do not materially violate any Orders of any Governmental Authority against, or binding upon, Buyer.

4.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Buyer, of this Agreement.

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4.4 Binding Effect. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

4.5 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by any party in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Buyer or any action taken by Buyer.

4.6 Disclosure of Information. Buyer has been furnished with, and has had access to, such information as it considers necessary or appropriate for deciding whether to enter into this Agreement, and Buyer has had an opportunity to ask questions and receive answers from the Company and its officers concerning the Company’s financial situation, business, prospects, and any other matter that Buyer has deemed relevant or important in determining whether to enter into this Agreement. Among other things, Buyer is aware that the Company’s business prospects are speculative and that Seller has informed Buyer that the Warrant may not have survived entry of the Judgment. Buyer has had the opportunity to consult with counsel of its choosing with respect to this Agreement and the transactions contemplated herein. No representations or warranties have been made to Buyer by Seller, or any of its respective officers, directors, employees, agents, sub-agents, affiliates or subsidiaries, other than the representations of Seller contained herein, and in purchasing the Warrant hereunder, Buyer is not relying upon any representations of Seller other than those contained herein.

4.7 Investment Risk. Buyer is aware that its purchase of Seller’s rights in and to the Warrant pursuant to this Agreement is a speculative investment that is subject to the risk of complete loss. Buyer is able, without impairing Buyer’s financial condition, to suffer a complete loss of such investment in the Company.

4.8 Sophisticated Buyer. Buyer has such knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of such investment, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. Buyer has not been formed solely for the purpose of making this investment and is purchasing Seller’s rights in and to the Warrant for its own account for investment, not as a nominee or agent, and not with a view to, or for resale in connection with, the distribution thereof.

4.9 Recourse. Buyer acknowledges and agrees that its sole recourse for any issues related to the Warrant, including, but not limited to, Buyer’s ability to receive free trading shares under the Warrant, shall be against Company and that Buyer shall have no cause of action against Seller. Notwithstanding the foregoing, Buyer expressly reserves any cause of action related to any fraud, gross negligence or willful misconduct perpetrated by Seller in connection with any representation, warranty or covenant of Seller contained in this Agreement.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES OF COMPANY

5.1 Existence and Power. Company is a corporation, duly organized, validly existing and in good standing under the laws of its state of incorporation, with the requisite power and authority to enter into this Agreement and perform its obligations hereunder and each other document contemplated hereby to which Company is or will be a party and to consummate the transactions contemplated hereby and thereby.

5.2 Authorization; No Contravention. The execution, delivery and performance by Company of this Agreement and the transactions contemplated hereby (a) have been duly authorized by all necessary officers and directors of Company, (b) do not contravene the terms of Company’s organizational documents, or any amendment thereof, (c) do not materially violate, conflict with or result in any material breach or contravention of, or the creation of any Lien under, any contractual obligation of Company or any Requirement of Law applicable to Company, and (d) do not materially violate any Orders of any Governmental Authority against, or binding upon, Company to the knowledge of Company.

5.3 Governmental Authorization; Third Party Consents. No approval, consent, compliance, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person, and no lapse of a waiting period under any Requirement of Law, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Company, of this Agreement.

5.4 Binding Effect. This Agreement has been duly executed and delivered by Company and constitutes the legal, valid and binding obligations of Company, enforceable against Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

5.5 Broker’s, Finder’s or Similar Fees. There are no brokerage commissions, finder’s fees or similar fees or commissions payable by any party in connection with the transactions contemplated hereby based on any agreement, arrangement or understanding with Company or any action taken by Company.

5.6 Survival of the Warrant. Company represents and warrants that, notwithstanding the doctrine of res judicata or any other similar law or doctrine, the Warrant survived the Judgment and is valid, binding, outstanding and enforceable obligation of Company in accordance with its terms. Company further agrees that it will honor the Warrant, including Buyer’s exercises thereof, and not to take a position contrary to the representation and warranty set forth in the foregoing sentence.

5.7 Judgment. Company acknowledges and agrees that Seller has obtained the Judgment by means of a default judgment, and Company agrees to not contest the Judgment if this Agreement is consummated. Company reserves the right to set aside or otherwise consest the Judgment should this Agreement not be consummated.

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ARTICLE VI

CONDITIONS PRECEDENT TO

THE OBLIGATIONS OF BUYER TO CLOSE

The obligation of Buyer to purchase the Warrant, to pay the Purchase Price therefor and to perform any obligations hereunder shall be subject to the satisfaction as determined by, or waiver by, Buyer of the following conditions on or before the Closing Date:

6.1 Representations, Warranties and Covenants. The representations, warranties and covenants of Seller and Company contained herein shall be true and correct in all material respects on the date hereof and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for those representations and warranties that are expressly limited by their terms to dates or times other than the Closing Date, which representations and warranties need only be true and correct in all material respects as of such other date or time. Seller and Company shall have performed and complied in all material respects with all covenants and agreements required hereby to be performed or complied with by Seller and Company on or prior to the Closing Date.

6.2 No Orders. No Order shall have been issued or litigation initiated by any Governmental Authority to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the transactions contemplated hereby.

6.3 Delivery of Documents. Seller shall have delivered to Buyer this Agreement and the Assignment, duly executed by Seller. Company shall have delivered to Buyer this Agreement, duly executed by Company.

ARTICLE VII

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF

SELLER TO CLOSE

The obligations of Seller to sell and transfer the Warrant and to perform any obligations hereunder, shall be subject to the satisfaction as determined by, or waiver by, Seller, of the following conditions on or before the Closing Date:

7.1 Representations, Warranties and Covenants. The representations and warranties of Buyer and Company contained herein shall be true and correct in all material respects on the date hereof and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, except for those representations and warranties that are expressly limited by their terms to dates or times other than the Closing Date, which representations or warranties need only be true and correct in all material respects as of such other date or time. Buyer and Company shall have performed and complied in all material respects with all covenants and agreements required hereby to be performed or complied with by Buyer and Company on or prior to the Closing Date.

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7.2 No Orders. No Order shall have been issued or litigation initiated by any
Governmental Authority to restrain or prohibit, or to obtain damages or a discovery order in respect of, this Agreement or the consummation of the transactions contemplated hereby.

7.3 Deliveries. Buyer shall have delivered to Seller this Agreement and the Assignment, duly executed by Buyer, and the entire Purchase Price. Company shall have delivered to Seller this Agreement, duly executed by Company.

ARTICLE VIII

MISCELLANEOUS

8.1 Survival of Representations and Warranties. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement for the applicable statute of limitations.

8.2 Notices. All notices, demands and other communications provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier service or personal delivery:

if to Seller:

Typenex Co-Investment, LLC

Attn: John M. Fife

303 East Wacker Drive, Suite 1040

Chicago, Illinois 60601

With a copy (which shall not constitute notice) to:

Hansen Black Anderson Ashcraft PLLC

Attn: Jonathan K. Hansen

3051 West Maple Loop Drive, Suite 325

Lehi, Utah 84043

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if to Buyer:

Redwood Management, LLC

Attn: John DeNobile

16850 Collins Avenue Suite # 112-341

Sunny Isles Beach, FL 33160

with a copy (which shall not constitute notice) to:

Robinson Brog Leinwand Greene Genovese & Gluck P.C.

Attn: David E. Danovitch

875 Third Avenue, 9th Floor

New York, NY 10022

if to Company:

Premier Biomedical, Inc.

Attn: William A. Hartman

P.O. Box 31374

El Paso, Texas 79930

with a copy (which shall not constitute notice) to:

Clyde Snow & Sessions

Attn: Brian A. Lebrecht

201 S. Main Street, 13th Floor

Salt Lake City, UT 84111

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All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied.

8.3 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

8.4 Assignments. This Agreement may not be assigned by either party without the prior written consent of the other party and the Company.

8.5 Amendment and Waiver. No failure or delay on the part of a party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to a party hereto at law, in equity or otherwise. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by Seller or Buyer from the terms of any provision of this Agreement, shall be effective (a) only if it is made or given in writing and signed by Seller and Buyer and (b) only in the specific instance and for the specific purpose for which made or given.

8.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto confirm that any telecopy or electronic copy of another party’s executed counterpart of this Agreement (or its signature page thereof) will be deemed to be an executed original thereof.

8.7 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

8.8 Severability. If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

8.9 Entire Agreement. This Agreement, the Assignment, and any other agreement executed in connection herewith or contemplated hereby is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

8.10 No Reliance. Buyer acknowledges and agrees that neither Seller nor Company nor any of their officers, directors, representatives or agents has made any representations or warranties to Buyer or any of its agents, representatives, officers, directors, managers, members or employees except as expressly set forth in this Agreement, and, in making its decision to enter into the transactions contemplated by this Agreement, Buyer is not relying on any representation, warranty, covenant or promise of Seller or Company or their respective officers, directors, agents or representatives other than as set forth in this Agreement.

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8.11 Governing Law.

(a) All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto that arise in any action in which Seller is a party shall be governed by, and construed in accordance with, the laws of the State of Utah without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah. In furtherance of the foregoing, in any action in which Seller is a party, the internal law of the State of Utah shall control the interpretation and construction of this Agreement (and all exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(b) All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto that arise in any action in which Seller is not a party shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. In furtherance of the foregoing, in any action in which Seller is not a party, the internal law of the State of New York shall control the interpretation and construction of this Agreement (and all exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

8.12 Venue.

(a) Each party hereto submits to the exclusive jurisdiction of any state or federal court sitting in Salt Lake County, Utah in any proceeding arising out of or relating to this Agreement in which Seller is a party and agrees that all claims in respect of the proceeding may be heard and determined in any such court and hereby expressly submits to the exclusive personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereto hereby consents to the service of process of any of the aforementioned courts in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address as set forth herein, such service to become effective in accordance with the governing statutes.

(b) Each of Buyer and Company submits to the exclusive jurisdiction of any state or federal court sitting in New York County, New York in any proceeding arising out of or relating to this Agreement in which Seller is not a party and agrees that all claims in respect of the proceeding may be heard and determined in any such court and hereby expressly submits to the exclusive personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each of Buyer and Company hereby consents to the service of process of any of the aforementioned courts in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address as set forth herein, such service to become effective in accordance with the governing statutes..

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8.13 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

8.14 Indemnification. Company agrees to defend, indemnify and hold harmless Seller and Buyer and their respective members, managers, officers, employees, affiliates and representatives, from and against each claim, loss, liability, cost and expense (including without limitation, interest, penalties, costs of preparation and investigation, and the reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors), directly or indirectly relating to, resulting from or arising out of any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation by or of Company pursuant to this Agreement. All representations, warranties, covenants, and obligations in this Agreement and any other certificate or document delivered pursuant to this Agreement will survive until the expiration of the applicable statutes of limitation.

8.15 Attorneys’ Fees. If any Party hereto is required to retain legal counsel in order to enforce or defend its rights under this Agreement, after the commencement of a formal legal action, such Party shall be entitled to seek from the court having jurisdiction in connection therewith, to recover its documented reasonable attorneys’ fees and court costs directly incurred after the commencement of such proceeding to the extent, such Party is found by the court to be the prevailing party with respect to a particular claim.

8.16 Mutual Drafting. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Agreement on the date first written above.

SELLER:

TYPENEX CO-INVESTMENT, LLC

By: Red Cliffs Investments, Inc., its Manager

By:	/s/ John M. Fife
John M. Fife, President

BUYER:

REDWOOD MANAGEMENT, LLC

By:	/s/ John DeNobile
Name:	John DeNobile
Title:	Manager

COMPANY:

PREMIER BIOMEDICAL, INC.

By:	/s/ William A. Hartman
Name:	William A. Hartman
Title:	Chief Executive Officer

[Signature Page to Warrant Purchase Agreement]

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EXHIBIT A

JUDGMENT

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EXHIBIT B

WARRANT

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EXHIBIT C

ASSIGNMENT

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EXHIBIT D

ESCROW AGREEMENT

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